P R O X Y

[LOGO GOES HERE]                             TRANSAMERICA CORPORATION

                                          ANNUAL MEETING OF STOCKHOLDERS
                                                 April 28, 1994


                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints James R. Harvey, Frank C. Herringer or Myron Du Bain, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Transamerica Corporation, to be held at the Giannini Auditorium, Concourse Level, Bank of America Center, 555 California Street, San Francisco, California on April 28, 1994 at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present in the manner indicated on this form and in their discretion on any other matter which may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AGAINST PROPOSAL 5. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD OR ATTEND THE MEETING AND VOTE IN PERSON.

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 (Continued and to be signed on other side)


/ X /   PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.



  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AGAINST PROPOSAL 5.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

  1. Election of Directors.

 NOMINEES:

   F.N. Shumway
   P.V. Ueberroth

 For, except vote withheld from the following nominee(s):

 --------------------------------------------------------


        FOR        WITHHELD
        / /          / /




 2. Election of Ernst & Young, Certified Public Accountants, as independent auditors.

        FOR        AGAINST        ABSTAIN
        / /          / /            / /



 3. Ratification of an Amendment to The 1985 Stock Option and Award Plan.

        FOR        AGAINST        ABSTAIN
        / /          / /            / /



 4. Approval of the adoption of the Value Added Incentive Plan.

        FOR        AGAINST        ABSTAIN
        / /          / /            / /



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

  5. Stockholder proposal on Directors Compensation.


        FOR        AGAINST        ABSTAIN
        / /          / /            / /



SIGNATURE(S)                                       DATE
             -------------------------------------      ---------------

NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEAR HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.